EXHIBIT 99.4

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                             IBERIABANK CORPORATION
                         SUPPLEMENTAL STOCK OPTION PLAN

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                                 2000 Amendment

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     WHEREAS, IBERIABANK Corporation (the "Company") has previously approved the
IBERIABANK Corporation Supplemental Stock Option Plan (the "Plan"), and Article IX thereof authorizes the Company's Board of Directors (the "Board") to -

             "by resolution, at any time . . . amend the Plan with respect to any shares of Common Stock as to which Awards have not been granted, subject to any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements."

     WHEREAS, the Board has adopted resolutions amending the Plan in order to permit discretionary awards of restricted stock, as well as to include directors within the class of consultants to whom Plan awards may be made.

     NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective on the date on which the Board directed these changes to the Plan:

     1. Section 3.01 of the Plan shall be amended in its entirety to provide as follows:

                  3.01 "Award" means an Option, Stock Appreciation Right, or Restricted Stock Awards (within the meaning of Section 8.11 of the
         Plan).

     2. Section 3.07A of the Plan shall be amended by replacing the words "but not" with the word "or".

     3. Section 3.18 of the Plan shall be amended in its entirety to provide as follows:

                  3.18    "Optionee" means any individual who receives an Award.
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     4.  Article  VIII of the Plan shall be amended by  changing  its heading to read "Options, Stock Appreciation Rights, and Restricted Stock", and by adding the following new subsection at the end thereof:

                  8.11     RESTRICTED STOCK

                           (A) GENERAL TERMS AND  CONDITIONS.  The Committee may
                  make discretionary awards in the form of restricted stock (Restricted Stock) having such terms and conditions as the Committee may specify in accordance with the Plan.

                           (B) VESTING. Unless an Award specifically provides to
                  the contrary, the Optionee's interest in any Restricted Stock Award shall become vested at the rate of 33-1/3% on each annual anniversary date of the Award, but only if the Optionee is in the Company's service as a Consultant or an Employee on the scheduled vesting date. Notwithstanding the foregoing, an Optionee shall become 100% vested in his Restricted Stock upon a Change in Control of the Corporation, or upon termination of the Optionee's Continuous Service due to his death, Disability, or a written agreement in which the Committee exercises its discretion to accelerate the Participant's vesting.

                           (C)    DIVIDENDS ON RESTRICTED  STOCK.  The Committee
                  shall promptly pay each Optionee any cash dividends    paid on
                  Restricted Stock awarded pursuant to this Article.

                           (D) VOTING. Unless otherwise provided in an Award, all shares subject to Restricted Stock Awards shall be voted by the Committee in its sole discretion.

                           (E) DISTRIBUTIONS. The Common Stock associated with each Restricted Stock Award shall be transferred to the Participant as soon as practicable after the Optionee becomes vested, unless the Optionee has properly elected a different form of distribution, on a form (the "Distribution Election Form") that is accepted by the Committee either more than 90 days before a Change in Control or more than one year before the date on which the Optionee's service as an Employee or Consultant terminates for any reason. Fractional Shares shall be cancelled upon a Participant's receipt of their fractional Market Value.

                           (F) RIGHTS TO SHARES. The right of the Optionee or his or her beneficiary to receive Common Stock hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Optionee nor his or
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                  her beneficiary  shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

                           (G) REGULATORY EXCEPTIONS.  Notwithstanding any other
                  provision of this Plan, no shares of Common Stock shall be distributed unless and until all of the requirements of all applicable law and regulations shall have been fully complied with.

     WHEREFORE, the undersigned, being duly authorized, hereby adopts this 2000 Amendment to the Plan.

                                            IBERIABANK CORPORATION

                                            By: /s/ Daryl G. Byrd
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                                                Daryl G. Byrd, President